EXHIBIT 5.1

OPINION OF COUNSEL

Snell & Wilmer LLP
600 Anton Boulevard
Suite 1400
Costa Mesa, California 92626-7689
TELEPHONE: (714) 427-7000
FACSIMILE: (714) 427-7799

March 31, 2006

Peregrine Pharmaceuticals, Inc.
14272 Franklin Avenue, Suite 100
Tustin, California 92780-7017

Re:   Registration Statement on Form S-3
Peregrine Pharmaceuticals, Inc., Common Stock, par value $.001 per share

Ladies and Gentlemen:

We have acted as counsel to Peregrine Pharmaceuticals, Inc. (the “Company”) with respect to the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), in connection with the public offering by the Company of up to 15,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

We have examined the Registration Statement and such instruments, documents, certificates and records that we deemed relevant and necessary for the basis of this opinion. In this examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the instruments, documents, certificates and records that we have reviewed.

Based on this examination, we are of the opinion that the Shares are duly authorized and that upon the happening of the following events:

the effectiveness of the Registration Statement and any amendments thereto;

the offering and sale of the Shares as contemplated by the Registration Statement, the prospectus contained therein and any amendments or supplements thereto, and in accordance with the Company’s actions authorizing the sale of the Shares; and

receipt by the Company of the consideration for the Shares, as contemplated by the Registration Statement, the prospectus contained therein and any amendments or supplements thereto;

the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, and to the reference to our firm in the prospectus of the Registration Statement under the heading “Legal Matters”. In giving this consent, we do not admit that we are “experts” within the meaning of that term as used in the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/S/ SNELL & WILMER LLP
SNELL & WILMER LLP